SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 23, 2005
                                                       -------------------



                              CELANESE CORPORATION
                              --------------------
             (Exact Name of Registrant as specified in its charter)



          DELAWARE                     001-32410              98-0420726
------------------------------  ----------------------  ------------------------
(State or other jurisdiction        (Commission File        (IRS Employer
     of incorporation)                   Number)          Identification No.)


                 1601 West LBJ Freeway, Dallas, Texas 75234-6034
                 -----------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (972) 901-4500
                                                          ---------------

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report):



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

Celanese Corporation (the "Company") has entered into an employment agreement with each of the current executive officers of the Company listed below (the "Executives"), the terms of which are summarized below (collectively, the "Employment Agreements").



Name of Executive         Title                            Base Salary      Date of Agreement
-----------------         -----                            -----------      -----------------

David N. Weidman          President and Chief                $900,000       February 23, 2005
                          Executive Officer

Lyndon Cole               Executive Vice President           $700,000       February 24, 2005

Corliss Nelson            Executive Vice President,          $675,000       February 23, 2005
                          Chief Financial Officer

Andreas Pohlmann          Executive Vice President,          $650,000       February 23, 2005
                          Chief Administrative Officer
                          and Secretary

In addition, the Company has entered into a cash bonus award letter agreement with each of Mr. Weidman on February 23, 2005, Mr. Pohlmann on February 23, 2005, and Mr. Cole on February 24, 2005 (collectively, the "Bonus Agreements"), the material terms of which are also summarized below. Concurrent with the execution of his Employment Agreement and Bonus Agreement, Mr. Weidman entered into an agreement with Celanese AG, a majority of the shares of which are indirectly owned by the Company, whereby he terminated his service agreement with Celanese AG, effective as of December 31, 2004. Further, each of Mr. Cole and Mr. Pohlmann, concurrently with the execution of his respective Employment Agreement and Bonus Agreement, entered into an amended and restated Service Agreement with Celanese AG (together, the "Service Agreements"), the terms of which are described below.

Each of the Employment Agreements has an initial term commencing on the dates listed above and continuing through December 31, 2007, unless such Employment Agreement is terminated earlier pursuant to the terms of such Employment Agreement. Pursuant to the terms of the respective Employment Agreements, each of the Executives shall receive the annual base salary set forth above, subject to future upward adjustment by the Company's board of directors, and shall report to the board of directors of the Company. In addition, each of Mr. Pohlmann, Mr. Nelson and Mr. Cole shall report to the Chief Executive Officer. Each of the Employment Agreements also contemplates that each of Mr. Weidman, Mr. Pohlmann and Mr. Cole will serve as a member on the board of directors upon request, without additional compensation. Unless otherwise agreed by the Company and the respective Executive, continuation of such Executive's employment beyond the initial term shall be deemed employment-at-will and shall not automatically extend the terms of his Employment Agreement, except for certain protective provisions for the benefit of the Company and, in the case of Mr. Pohlmann, the continued effectiveness of the Celanese AG deferred compensation plan and the defined benefit pension as described in his respective Service Agreement.

Each of the Executives is entitled to receive an annual bonus award based on actual achievement of performance targets established by the board of directors. At target performance levels, each Executive will be entitled to receive an annual cash bonus ranging from 0-200% of an amount equal to 80% of such Executive's annual base salary. Each of the Executives is entitled to reimbursement of reasonable business expenses in accordance with Company policy, and further, each of Mr. Weidman, Pohlmann and Cole will be entitled to payment of his car lease through the current term of that lease and payment for the preparation of his individual 2004 tax return by the Company's outside accountants. Each of the Executives will be entitled to participate in compensation and employee benefits plans customarily made available to senior executives of the Company from time to time. In addition, Mr. Weidman will be entitled to participate in defined pension benefits provided by the Company, which are on the same terms as the defined pension benefits provided by Celanese AG to the members of its board of management. Each of Mr. Pohlmann and Mr. Cole will also be entitled to participate in the deferred compensation plan and defined benefit pension of Celanese AG.

During the term of his employment and for one year afterward, each Executive has agreed, subject to certain customary exceptions, that he will not compete with the business of the Company, solicit employees or interfere with client, employee, consultant or other business relationships. Each Executive has also agreed to keep the Company's non-public information confidential and return materials containing such information to the Company upon his termination. Each Executive has further agreed to assign to the Company any inventions and intellectual property he develops, during his employment, within the scope of his employment and/or with the use of Company resources and to grant a license to the Company for all intellectual property rights in works he created prior to his employment with the Company that are relevant or implicated by such employment.

Each of the Executives may be entitled to receive severance benefits after termination of his employment depending on the circumstances under which his employment terminates. If the Executive's employment is terminated by the Company for cause or due to his death or disability, or by the Executive without good reason, the Executive will be entitled to accrued and unpaid salary, accrued and unpaid bonus and other accrued rights under compensation and employee benefit plans in which he participates (the "Accrued Rights"), but will not be entitled to severance benefits. If the Executive's employment is terminated by the Company without cause or by the Executive for good reason, he will be entitled to, in addition to the Accrued Rights, severance benefits equal to (i) a pro rata portion of any annual bonus that he would have been entitled to receive based on the percentage of the then current year already elapsed through the date of termination, payable when such bonus would have been payable had he not been terminated and (ii) subject to the Executive's compliance with non-competition, non-solicitation and confidentiality restrictions and subject to reduction by other severance or termination benefits that may be available under other plans of the Company or its affiliates, continued salary payments for twelve months after the termination date and payment of his annual bonus at target performance levels for the year of termination payable over the twelve month period after the termination date. In addition, if Mr. Cole resigns because of a sale or change of control of the Company's Technical Polymers Ticona business, and Mr. Cole has not accepted or will not continue employment with the Company or any of its affiliates or with the purchaser of Ticona or any of its affiliates, Mr. Cole will be entitled to, in addition to the Accrued Rights, severance benefits equal to (i) a pro rata portion of any annual bonus that he would have been entitled to receive based on the percentage of the then current year already elapsed through the date of termination payable when such bonus would have been payable had he not been terminated and (ii) subject to reduction by other severance or termination benefits that may be available under other plans of the Company or its affiliates, a lump sum payment equal to three times the sum of (A) his average base salary over the three calendar years prior to the termination date (or over all prior whole calendar years if his service was for less than three years), and (B) his average annual bonus earned during the three calendar years prior to termination (or over all prior whole calendar years if his service was for less than three years), in each case including his previous service with Celanese AG.

Under the respective Services Agreements, each of which retroactively becomes effective as of November 1, 2004, Mr. Pohlmann and Mr. Cole were appointed
Chairman of the Board of Management and Vice Chairman of the Board of Management, respectively, of Celanese AG and each of them will perform other such duties without remuneration other than the compensation received under each Service Agreement. In addition to the terms of the Services Agreements described above, each of Mr. Pohlmann and Mr. Cole has also agreed, subject to certain customary exceptions, that he will not compete with the business of Celanese AG, keep Celanese AG's non-public information confidential and return materials containing such information to Celanese AG upon his termination. Each has further agreed to assign to Celanese AG any inventions he develops during his engagement. In the event of termination of either Service Agreement, neither of Mr. Pohlmann nor Mr. Cole will receive any severance or other payments or benefits, other than benefits accrued under Celanese AG's defined pension arrangement. Celanese AG pays the cost to maintain (i) directors & officers insurance, except for a deductible to be paid by the Executive, and (ii) accident insurance, in each case covering Mr. Pohlmann and Mr. Cole.

Pursuant to the terms of the respective Bonus Agreement, Mr. Weidman will be eligible to receive a cash bonus award equal to $5,135,000, Mr. Cole will be eligible to receive a cash bonus award equal to $3,960,000, and Mr. Pohlmann will be eligible to receive a cash bonus award equal to $3,710,000. Each of Mr. Weidman, Mr. Cole and Mr. Pohlmann received fifty percent of his respective bonus award in January 2005. Each of them will receive twenty-five percent of his respective bonus award if the Company achieves certain cost-reduction targets for 2005, with the remaining twenty-five percent of the respective bonus award payable if the Company achieves certain cost-reduction targets for 2006. If Mr. Weidman's, Mr. Cole's or Mr. Pohlmann's employment is terminated by the Company for cause, or by such Executive without good reason, such Executive will forfeit any unpaid portion of the potential bonus award under his respective Bonus Agreement. If Mr. Weidman's, Mr. Cole's or Mr. Pohlmann's employment is terminated by the Company without cause or due to his death or disability or by such Executive for good reason, such Executive will be entitled to receive the remaining scheduled payments under the Bonus Agreement without regard to whether the cost reduction targets are achieved.

The foregoing description is qualified in its entirety by reference to the Employment Agreements, Services Agreements and the Bonus Agreements, all of which will be attached as exhibits to the Company's Annual Report on Form 10-K which the Company intends to file in March 2005.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                      CELANESE CORPORATION


                                      By:         /s/ Corliss J. Nelson
                                          --------------------------------------
                                         Name:   Corliss J. Nelson
                                         Title:  Executive Vice President and
                                                 Chief Financial Officer




Date: March 1, 2005